Exhibit 10.1
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 2019 (this “Amendment”), is by and among THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the “Company”), the Lenders (as defined below) party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Company, certain other wholly-owned Subsidiaries of the Company party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 6, 2018 (as amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders party hereto are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
AMENDMENTS TO CREDIT AGREEMENT
1.1 Amendment to “Consolidated Interest Expense”. The definition of “Consolidated Interest Expense” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Consolidated Interest Expense” means, as of any date of determination, the sum of all interest expense on Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP. Consolidated Interest Expense shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of determination thereof. In the event that the Company or any of its Subsidiaries (x) prepays the principal balance of the Term Loans pursuant to Sections 2.05(b)(iii) and (vi), (y) permanently repays or prepays any term Indebtedness with the proceeds of any Disposition or (z) ceases to be liable for any Indebtedness (and the Company and its Subsidiaries’ availability with respect to such Indebtedness is reduced to zero) as a result of any Disposition, in each case, during the period for which Consolidated Interest Expense is being calculated (including concurrently with any event for which the calculation of the Consolidated Interest Expense is made), then Consolidated Interest Expense shall be calculated giving pro forma effect to such prepayment or repayment (solely to the extent such prepayment is applied to the principal balance of the Term Loans or such other term Indebtedness) or cessation of liability as if the same had occurred on the first day of the applicable period.
1.2 Amendment to “Consolidated Maintenance Capital Expenditures”. The definition of “Consolidated Maintenance Capital Expenditures” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Consolidated Maintenance Capital Expenditures” means, as of any date of determination, the sum of expenditures by the Company and its Subsidiaries, on a consolidated basis, by the expenditure of cash or the incurrence of Indebtedness, with respect to the replacement, repair, maintenance and upkeep of any fixed or capital assets (to the extent capitalized on the financial statements of the Company), in accordance with GAAP. Consolidated Maintenance Capital Expenditures shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of determination thereof. For purposes of calculating Consolidated Maintenance Capital Expenditures for any period of four consecutive quarters, if during such period the Company or any Subsidiary shall have disposed of any Person or disposed of all or substantially all of the operating assets, a line of business or a brand of any Person, Consolidated Maintenance Capital Expenditures for such period shall be calculated on a pro forma basis. For purposes of this definition, (x) “pro forma basis” means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to any such disposition, as if such disposition had been consummated on the first day of such period, and the capital expenditures associated with and expended solely for the benefit of such disposed operating assets, line of business or brand had not been made by the Company and its Subsidiaries, in each case based on historical results accounted for in accordance with GAAP, and (y) “disposition” means any disposition of property by the Company or any Subsidiary that constitutes all or substantially all of the assets of a Person, or of a line of business or brand of such Person, or all or substantially all of the Equity Interests of such Person.
1.3 Amendment to “Obligations”. The definition of “Obligations” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Secured Ancillary Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, any Subsidiary of any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

1.4 Amendment to Section 7.11(a). Section 7.11(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:
For purposes of calculating cash taxes paid net of cash tax refunds received for this Section 7.11(a) for any period of four consecutive quarters, if during such period the Company or any Subsidiary shall have disposed of any Person or disposed of all or substantially all of the operating assets of any Person, such amounts for such period shall be calculated on a pro forma basis. For purposes of this definition, (x) “pro forma basis” means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to any such disposition, as if such disposition had been consummated on the first day of such period, and the taxable income or loss associated with such disposed operating assets had not been received by the Company and its Subsidiaries, in each case based on historical results accounted for in accordance with GAAP, and (y) “disposition” means any disposition of property by the Company or any Subsidiary that constitutes all or substantially all of the assets of a Person or all or substantially all of the Equity Interests of such Person.
1.5 Amendment to Article X. Article X of the Credit Agreement is hereby amended by inserting new Section 10.26 thereof to read as follows:
Section 10.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

        (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

        (b) As used in this Section, the following terms have the following meanings:

         “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

         “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

        “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

        “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Article 2
CONDITIONS TO EFFECTIVENESS
2.1 Closing Conditions. This Amendment shall be deemed effective as of September 30, 2019 (the “Fourth Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrowers, the Required Lenders and the Administrative Agent.
(b)Default. After giving effect to this Amendment, no Default or Event of Default shall exist.
(c)Fees, Costs and Expenses. The Administrative Agent shall have received from the Company such fees, costs and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Holland & Knight LLP shall have received from the Company payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.
(d)Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Article 3
MISCELLANEOUS
3.1 Amended Terms. On and after the Fourth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 FATCA. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Fourth Amendment Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.3 Representations and Warranties of Loan Parties. The Company represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)The representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the Fourth Amendment Effective Date, except that (i) such representations and warranties that specifically refer to an earlier date shall be true and correct in all material respects as of such earlier date, (ii) such representations and warranties shall be true and correct in all respects to the extent they are qualified by a materiality standard and (iii) the representations and warranties contained in clauses (a) and (c) of Section 5.03 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (c), respectively, of Section 6.01 of the Credit Agreement.
(e)As of the Fourth Amendment Effective Date, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.4 Reaffirmation of Obligations. The Company hereby ratifies the Credit Agreement and each other Loan Document to which it is a party, and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each such Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.5 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.6 Expenses. The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.7 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.8 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.9 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.10 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.11 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

3.12 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

COMPANY:

THE HAIN CELESTIAL GROUP, INC.

By: /s/ James Langrock
Name: James Langrock
Title: EVP and Chief Financial Officer

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreement

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Jana L. Baker
Name: Jana L. Baker
Title: Senior Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreement

WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Stephanie Allegra
Name: Stephanie Allegra
Title: Senior Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Angela Reilly
Name: Angela Reilly
Title: Senior Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

FARM CREDIT EAST, ACA,
as a Lender

By: /s/ Justin A. Brown
Name: Justin A. Brown
Title: Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

HSBC BANK USA, N.A.,
as a Lender

By: /s/ Steve Zambriezki
Name: Steve Zambriezki
Title: Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

COBANK, ACB
as a Lender

By: /s/ Austin G. Taylor
Name: Austin G. Taylor
Title: Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By: /s/ Richard O’Neill
Name: Richard O’Neill
Title: Managing Director

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Hanna Piechocka
Name: HANNA PIECHOCKA
Title: VP KEYBANK NA

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender

By: /s/ Claire Laury
Name: Claire Laury
Title: Executive Director

By: /s/ David Vernon
Name: David Vernon
Title: Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

SUNTRUST BANK,
as a Lender

By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

TD BANK, N.A.,
as a Lender

By: /s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

AGFIRST FARM CREDIT BANK,
as a Lender

By: /s/ Matthew H Jeffords
Name: Matthew H Jeffords
Title: Vice President

The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreeme

KBC BANK N.V., NEW YORK BRANCH
as a Lender

By: /s/ Deborah Carlson
Name: DEBORAH CARLSON
Title: Director

By: /s/ Francis X. Payne
Name: Francis X. Payne
Title: Managing Director
The Hain Celestial Group, Inc.
Fourth Amendment to Credit Agreement